                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        PIONEER FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                        PIONEER FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party: Pioneer Financial Services, Inc.

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     (4) Date filed: March 31, 1995

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

                        PIONEER FINANCIAL SERVICES, INC.
                              1750 EAST GOLF ROAD
                           SCHAUMBURG, ILLINOIS 60173

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 25, 1995

To the Holders of Common Stock of
  Pioneer Financial Services, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Holders of Common Stock of Pioneer Financial Services, Inc. will be held at the offices of the Company, 1750 East Golf Road, Schaumburg, Illinois 60173, on Thursday, May 25, 1995, at 4:00 p.m., Central Daylight Time, for the purpose of considering and acting upon the following matters:

     1. To elect three Class I directors to the Board of Directors;

     2. To approve an amendment to the Company's 1994 Omnibus Stock Incentive Program; and

     3. To consider and act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record as of the close of business on March 29, 1995, shall be entitled to notice and to vote at the meeting. The stock transfer books of the Company will not be closed. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting with the address of and number of shares held by each shall be kept on file at the offices of the Company at 1750 East Golf Road, Schaumburg, Illinois 60173, and shall be subject to inspection by any stockholder during the meeting. Stockholders who do not expect to attend in person are urged to execute and return the accompanying proxy in the envelope enclosed.

By order of the Board of Directors

                                                     VAL RAJIC
                                                     Secretary

Schaumburg, Illinois
March 31, 1995

                                PROXY STATEMENT
                            ------------------------

                        PIONEER FINANCIAL SERVICES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 1995

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to the stockholders of Pioneer Financial Services, Inc., a Delaware corporation (the "Company"), 1750 East Golf Road, Schaumburg, Illinois 60173, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders to be held on Thursday, May 25, 1995 and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to stockholders is March 31, 1995.

     The proxy is revocable at any time before it is voted by a subsequently dated proxy, by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or by attendance at the meeting and voting in person. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

     If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxies FOR the election as directors of the nominees named below (or substitutes therefor, if any nominees are unable or refuse to serve), FOR the approval of the proposed amendment to the 1994 Omnibus Stock Incentive Program, and in their discretion upon such matters not presently known or determined which may properly come before the meeting.

     The Company has two classes of stock outstanding, Common Stock and $2.125 Cumulative Convertible Exchangeable Preferred Stock ("Convertible Preferred Stock"). On March 29, 1995, 5,902,873 shares of Common Stock were outstanding and entitled to one vote each on all matters considered at the meeting. On March 29, 1995, 851,200 shares of Convertible Preferred Stock were outstanding, none of which were entitled to vote on any matters considered at the meeting. Holders of Common Stock of record as of the close of business on March 29, 1995, are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

                        PRINCIPAL HOLDERS OF SECURITIES

     The following table shows with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company: (i) the total number of shares of Common Stock beneficially owned as of March 1, 1995; and (ii) the percentage of the outstanding Common Stock so owned as of that date:

 TITLE             NAME AND ADDRESS            AMOUNT AND NATURE OF         PERCENT
OF CLASS          OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)     OF CLASS(1)
--------     -----------------------------    -----------------------     -----------
Common       Peter W. Nauert                        1,656,988(2)             27.54%
             1750 East Golf Road
             Schaumburg, Illinois 60173

Common       Credit Suisse                            595,742(3)              9.17%
             Paradeplatz 8, 80201
             Zurich, Switzerland

---------------------------
(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The percentages have been calculated by dividing the number of shares of Common Stock shown for each person by the sum of (i) the number of shares of Common Stock outstanding on March 1, 1995, and (ii) the number of shares which that particular person beneficially owns pursuant to stock options, Convertible Preferred Stock or Convertible Subordinated Debentures.

(2) Includes (i) 86,000 shares held by Mr. Nauert's children or by Mr. Nauert as custodian or as trustee for his children and 2,000 shares held of record by Mr. Nauert's wife, (ii) 115,000 shares which may be acquired pursuant to presently exercisable stock options, and (iii) shares of Common Stock held in Employee Savings and Stock Ownership Plan accounts.

(3) All of these shares are issuable upon conversion of the Company's Convertible Subordinated Debentures and Credit Suisse will have sole voting power and investment power over any shares so acquired. This information is based upon a Schedule 13G dated February 3, 1995.

     The following table shows with respect to each director and nominee for director of the Company, each of the executive officers named in the Summary Compensation Table below, and all executive officers and directors as a group:
(i) the total number of shares of Common Stock and Convertible Preferred Stock beneficially owned as of March 1, 1995; and (ii) the percentage of the outstanding Common Stock and Convertible Preferred Stock so owned as of that date:

                                           AMOUNT AND NATURE OF
                                          BENEFICIAL OWNERSHIP(1)                  PERCENT OF CLASS
                                 -----------------------------------------     -------------------------
                                  COMMON                     CONVERTIBLE       COMMON      CONVERTIBLE
   NAME OF BENEFICIAL OWNER        STOCK                   PREFERRED STOCK     STOCK(1)  PREFERRED STOCK
-------------------------------  ---------                 ---------------     ------    ---------------
Peter W. Nauert................  1,656,988(2)(3)(4)                  0         27.54 %            0
William B. Van Vleet...........    105,165(3)(4)                     0           1.5 %            0
Michael A. Cavataio............    163,206(3)(5)                17,260(6)        2.7 %          2.0%
Richard R. Haldeman............     13,000(3)                        0           *                0
Michael K. Keefe...............     33,000(3)                        0           *                0
Karl-Heinz Klaeser.............     47,500(3)                        0           *                0
Robert F. Nauert...............     34,864(3)(4)                     0           *                0
Charles R. Scheper.............     52,277(3)(4)                     0           *                0
R. Richard Bastian, (III)......      1,000                           0           *                0
Thomas J. Brophy...............      1,640(4)(7)                   400           *                *
Ernest T. Giambra, Jr. ........     12,457(3)(4)                     0           *                0
Carl Hulbert...................          0                           0           0                0
Anthony J. Pino................     17,274(3)(4)                     0           *                0
All directors and executive
  officers as a group (21
  persons).....................  2,138,371(2)(3)(4)(5)(7)       17,660(6)      33.58 %          2.0%

---------------------------
   *Less than 1.0%

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The percentages have been calculated by dividing the number of shares of Common Stock shown for each person by the sum of (i) number of shares of Common Stock outstanding on March 1, 1995, and (ii) the number of shares which that particular person beneficially owns pursuant to stock options, Convertible Preferred Stock or Convertible Subordinated Debentures.

(2) Includes 86,000 shares held by Mr. Nauert's children or by Mr. Nauert as custodian or as trustee for his children and 2,000 shares held of record by Mr. Nauert's wife.

(3) Includes shares of Common Stock which such directors and executive officers have the right to acquire within 60 days upon the exercise of stock options as follows: Mr. Peter Nauert, 115,000 shares; Mr. Van Vleet, 100,000 shares; Mr. Cavataio, 51,500 shares; Mr. Haldeman, 13,000 shares; Mr. Keefe, 33,000 shares; Mr. Klaeser, 47,500 shares; Mr. Robert Nauert, 32,500 shares; Mr. Scheper, 45,000 shares; Mr. Giambra, 5,000 shares; Mr. Pino 10,000 shares; executive officers other than named executive officers, 2,000 shares. Share amounts listed in this footnote with respect to Messrs. Cavataio, Haldeman, and Keefe include 8,000 shares for each of such individuals which they have the right to acquire within 60 days upon the exercise of stock options which were granted subject to stockholder approval of the proposed Amendment to the Company's 1994 Omnibus Stock Incentive Program referred to below under the caption "Proposal to Approve Amendment to the 1994 Omnibus Stock Incentive Program."

(4) Includes shares of Common Stock held in Employee Savings and Stock Ownership Plan accounts.

(5) Includes (i) 61,353 shares of Common Stock held directly by Mr. Cavataio,
    (ii) 6,301 shares of Common Stock held of record by, or in trust for the benefit of members of Mr. Cavataio's immediate family, (iii) 44,552 shares of Common Stock issuable upon conversion of 15,168 shares of Convertible Preferred Stock and $176,000 in principal amount of Convertible Subordinated Debentures held directly by Mr. Cavataio, and (iv) 2,092 shares of Convertible Preferred Stock and $23,000 in principal amount of Convertible Subordinated Debentures held of record by, or in trust for the benefit of, members of Mr. Cavataio's immediate family.

(6) Includes 2,092 shares of Convertible Preferred Stock held of record by, or in trust for the benefit of, members of Mr. Cavataio's immediate family.

(7) Includes 640 shares of Common Stock issuable upon conversion of 400 shares of Preferred Stock held by Mr. Brophy.

                             ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders, three Class I directors are to be elected to hold office for a term of three years or until their successors are elected and qualified. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected, and abstentions and broker non-votes will have no effect. For purposes of the meeting, a quorum means a majority of the outstanding shares of Common Stock. In determining whether a quorum exists, all shares represented in person or by proxy will be counted. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected. The following table sets forth the nominees and continuing directors of the Company.

                             NOMINEES FOR ELECTION

                                                  POSITIONS WITH COMPANY, BUSINESS
             NAME               AGE              EXPERIENCE, AND OTHER DIRECTORSHIPS
             ----               ----             -----------------------------------
CLASS I (TERM EXPIRES 1998)
Michael A. Cavataio...........   51     Director of the Company since 1986. President of
                                        Lillians, Inc., a chain of retail clothing stores,
                                        since 1980. Provided investment advisory services to
                                        the Company in 1994.

William B. Van Vleet..........   70     Executive Vice President of the Company since 1986,
                                        General Counsel from 1982 to 1988 and since June
                                        1991, and a Director since 1982. Director and officer
                                        of various subsidiaries of the Company.

R. Richard Bastian, III.......   48     Director of the Company since December, 1994.
                                        Management consultant since August, 1994. President
                                        and Chief Executive Officer of Heritage Bank and
                                        Trust Co. from January, 1994 through July, 1994.
                                        Chairman, President and Chief Executive Officer of
                                        Bank One, Rockford, IL from January, 1984 through
                                        October, 1993. President and Chief Executive Officer
                                        of First Community Bancorp, Rockford, IL, from
                                        February, 1989 through May, 1993.

                              CONTINUING DIRECTORS

                                                  POSITIONS WITH COMPANY, BUSINESS
             NAME               AGE              EXPERIENCE, AND OTHER DIRECTORSHIPS
             ----               ----             -----------------------------------
CLASS II (TERM EXPIRES 1996)
Richard R. Haldeman...........   52     Director of the Company since 1986 and Secretary from
                                        1988 to June 1990. Partner of Haldeman & Associates,
                                        a law firm, since June 1990. Haldeman & Associates
                                        provided legal services to the Company during 1994.
                                        Partner of Williams & McCarthy, P.C., a law firm,
                                        from 1975 to May, 1990.

Karl-Heinz Klaeser............   63     Director of the Company since 1986. Retired
                                        President, Gerling Global Life Insurance Co.,
                                        Toronto, Canada. Director of LSW Holding Corporation,
                                        Insurance Investors Life Insurance Company and
                                        Chairman of the Board of Life Insurance Company of
                                        the Southwest since 1989. Director of Personal
                                        Assurance Company PLC (United Kingdom) since 1991.

Charles R. Scheper............   42     Director of the Company since 1994. President of the
                                        Company's Life Insurance Division since March, 1995.
                                        Senior Executive Vice President of the Company from
                                        April, 1994 to March, 1995, and President of
                                        Manhattan National Life Insurance Company, a
                                        subsidiary of the Company ("MNL"), since February,
                                        1992. President and Chief Operating Officer of MNL
                                        from January, 1990 to February, 1992. A director and
                                        officer of various other subsidiaries of the Company
                                        since January, 1990. Senior Vice President and Chief
                                        Financial Officer of MNL from May, 1987 to January,
                                        1990.

                                                  POSITIONS WITH COMPANY, BUSINESS
             NAME               AGE              EXPERIENCE, AND OTHER DIRECTORSHIPS
             ----               ----             -----------------------------------
Thomas J. Brophy..............   59     Director of the Company since March, 1995. President
                                        of the Company's Health Insurance Division since
                                        March, 1995. Executive Vice President of the Company
                                        from April, 1994 to March, 1995, and Senior Vice
                                        President of the Company from November, 1993 to
                                        April, 1994. President of Pioneer Life Insurance
                                        Company of Illinois ("Pioneer Life") and various
                                        other insurance subsidiaries of the Company since
                                        April, 1994 and director and officer of various other
                                        subsidiaries of the Company since October, 1993.
                                        President and a director of Southwestern Life
                                        Insurance Company from June, 1990 to November, 1993.
                                        Executive Vice President of I.C.H. Corporation from
                                        1987 through October 31, 1993 and served in various
                                        other senior executive positions with I.C.H.
                                        Corporation's various insurance subsidiaries from
                                        May, 1983 to September, 1993.
CLASS III (TERM EXPIRES 1997)
Peter W. Nauert...............   51     Chief Executive Officer and a Director of the Company
                                        since its incorporation in 1982. Chairman of the
                                        Company since 1988 and President from 1982 to 1988
                                        and from September, 1991 to March, 1995. Executive
                                        officer of one or more of the Company's insurance
                                        subsidiaries since 1968. Chairman of Pioneer Life
                                        since 1975. Director and officer of various other
                                        subsidiaries of the Company since 1982.

Robert F. Nauert..............   70     Director of the Company since November, 1991.
                                        Director and officer of various subsidiaries of the
                                        Company since 1982. Mr. Nauert is the brother of
                                        Peter W. Nauert.

Michael K. Keefe..............   50     Director of the Company since March, 1994. Chief
                                        Executive Officer and Chairman of the Board of Keefe
                                        Real Estate, Inc., a family owned real estate
                                        brokerage operation since 1982. Chairman of the Board
                                        of Southern Wisconsin Bankshares, Inc. since 1988.

Carl Hulbert..................   72     Director of the Company since March, 1995 and a
                                        director of a subsidiary of the Company since 1990.
                                        Utah Insurance Commissioner from 1958 to 1961.
                                        Consultant to various insurance companies and also
                                        served as director of various banks and insurance
                                        companies from 1961 to 1979. Since 1979 President and
                                        Chairman to Western Life Insurance Company and
                                        director of Continental Heritage Life Insurance
                                        Company, Pacific Specialty Insurance Company, USAA
                                        Federal Savings Bank, U.S. Warranty and Programmed
                                        Marketing Insurance Company.

MEETINGS OF THE BOARD OF DIRECTORS

     During 1994, the Board of Directors met five times and acted by written consent eleven times. During 1994, each director attended at least 75% of the aggregate number of meetings of the Board and the respective committees on which he served while a member thereof.

CERTAIN FILINGS

     Directors and officers of the Company file periodic reports regarding ownership of Company securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1994, all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them except that Mr. Bastian, who was elected a director of the Company in 1994, was late in filing his initial Form 3.

BOARD COMMITTEES

     The Board of Directors has six standing committees, the Executive Committee, the Audit Committee, the Compensation Committee, the Investment Committee, the Option Committee and the Nominating Committee. The Executive Committee met eleven times, the Audit Committee met two times, the Compensation Committee met three times, the Investment Committee met seven times, the Option Committee met two times and the Nominating Committee met one time in 1994.

     The Executive Committee is composed of Peter W. Nauert (Chairman), William
B. Van Vleet, Michael A. Cavataio and Michael K. Keefe. Charles R. Scheper also participates as a non-voting member. The Executive Committee is empowered to exercise the powers of the Board of Directors in the management of the business and affairs of the Company, except as otherwise provided in the Company's Certificate of Incorporation or as limited by the provisions of the General Corporation Law of Delaware or the resolutions of the Board of Directors regarding the Executive Committee.

     The Audit Committee is composed of Karl-Heinz Klaeser (Chairman), R. Richard Bastian and Michael K. Keefe. Charles R. Scheper also participates as a non-voting member of the Audit Committee. The duties of the Committee are to recommend to the Board of Directors the appointment of the independent accountants for the following year, and to review the scope of the audit, the independent auditors' report and the auditors' comments relative to the adequacy of the Company's system of internal controls, the results of the Company's external audits, and accounting policies. The Committee also recommends to the Board of Directors changes in directors' fees.

     The Investment Committee is composed of Michael A. Cavataio (Chairman), Peter W. Nauert and Charles R. Scheper. Philip J. Fiskow and Val Rajic, both of whom are Vice Presidents of the Company, also participate as non-voting members of the Investment Committee. The duties of the Committee are to determine the Company's investment strategies, review the performance of investments and the recommendations of the Company's investment managers and decide which investment managers the Company will retain.

     The Compensation Committee is composed of Karl-Heinz Klaeser (Chairman), Michael A. Cavataio, Richard R. Haldeman and R. Richard Bastian, III. Robert F. Nauert also participates as a non-voting member of the Compensation Committee. The duties of the Committee are to review management compensation levels and provide recommendations regarding salaries and other compensation for certain of the Company's officers, including bonuses and awards, grants of stock options, and new employee benefit or other incentive programs.

     The Option Committee is composed of Michael A. Cavataio (Chairman), Richard
R. Haldeman and Michael K. Keefe. The duties of the Committee are to administer the Company's 1994 Omnibus Stock Incentive Program.

     The Nominating Committee is composed of Peter W. Nauert (Chairman), William
B. Van Vleet and Michael A. Cavataio. The duties of the Committee are to review and recommend to the Board of Directors potential directors of the Company. Under the Company's By-Laws, the Secretary must receive written notice of stockholder nominations at least 20 days prior to the meeting of stockholders. Such notice must set forth all information with respect to each such nominee as required by the Securities and Exchange Act of 1934 and the rules thereunder. Such notice must be accompanied by a signed statement of such nominee consenting to be a nominee and a director, if elected, and confirming the information contained in the notice.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's senior executives with those of its stockholders.

     In furtherance of these goals, and to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities, compensation for each of the officers named below in the Summary Compensation Table (the "Named Officers"), as well as other senior executives, consists of three major components: base salary; annual bonus; and in some instances, longer-term incentive compensation in the form of discretionary stock options.

     In addition, to encourage the Company's senior executives to have a substantial personal equity interest in the Company, the Company has implemented a program (the "Stock Purchase Option Program"), described below under the caption "Stock Purchase Options", pursuant to which, under certain circumstances, senior executives are granted options to purchase additional shares of the Company's Common Stock based upon their purchases of shares of the Company's Common Stock.

     The Committee takes into account available information regarding the compensation practices and policies of other insurance and managed care companies in determining the level and composition of compensation for the Named Officers and other senior executives. However, the Committee does not base its decisions on information relating to a specific defined peer group or target a specific percentile range within such companies in determining compensation for the Company's senior executives. The Committee applies specific quantitative formula in making compensation decisions in connection with the establishment of goals under the annual bonus pool. The Committee also appreciates the importance of achievements that may be difficult to quantify, and, accordingly, recognizes qualitative factors, such as the successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development.

BASE SALARY

     Base salaries for each Named Officer and each other senior executive are established at levels that the Committee believes appropriate in light of the individual's level and scope of responsibility, pay levels in the insurance and managed care industries and the ability of the Company to recruit and retain senior executives. Salaries for senior executives are reviewed by the Committee on an annual basis and may be increased at that time based on the individual's contribution to the Company or changes in competitive levels of pay. However, the Committee focuses on total annual compensation, including incentive compensation, rather than on base salary alone, as the appropriate measure of executive performance and contribution.

ANNUAL BONUS POOL

     Commencing in 1992, the Company adopted an annual bonus pool program for senior executives, including the Named Officers, pursuant to which the Company each year establishes a bonus pool from which bonuses are distributed based on the extent to which key objectives for the year are achieved.

     The Committee establishes minimum, target and maximum goals for financial and other performance measures. The size of the bonus pool is based upon the extent to which these goals are achieved. The bonus pool is then divided among the participating senior executives according to their salary and level of responsibility within the Company.

     Objectives for the 1994 bonus pool program included both Company and division goals. In 1994 the program provided for approximately 60% of the pool to be distributed based on the extent to which Company goals were achieved; the balance was distributed based on the extent to which the individual's division goals were achieved. Company goals were based on the Company's earnings. Division goals varied depending on the business conducted by the division, were based primarily on the division's earnings and included individual objectives based on criteria such as revenues, pre-tax income, cost and expense ratios, managed care savings, investments, sales and recruiting.

     Bonuses granted for services in 1994 to the Named Officers and other executives under the bonus pool program reflect the extent to which such goals were achieved.

DISCRETIONARY STOCK OPTIONS

     During each fiscal year, the Committee considers the desirability of granting, or recommending that the Option Committee grant, to senior executives, including the Named Officers, awards under the Company's Non-Qualified Stock Option Plan or under the Company's 1994 Omnibus Stock Incentive Program (the "Plan"), which provide avenues for granting longer-term incentives in the form of a wide variety of stock-related compensation arrangements. The Option Committee is responsible for administering the Plan. In 1994 the Option Committee granted both incentive and non-qualified stock options to various Named Officers and other executives pursuant to the Plan. Other than formula grants to Directors under the Plan or grants to which such individuals became entitled as the result of purchases of Company Common Stock under the Stock Purchase Option Program, all of such grants were based on merit. In recommending such grants to the Option Committee the Committee made a subjective evaluation of each recipient's performance and the degree to which such grants would further the purposes of the Company's compensation program, considering, among other things, such executive's total compensation, the time and size of prior awards to such executive, the executive's level of responsibility and the executive's demonstrated and expected contributions to the Company. In granting such options under the Plan, the Option Committee took into account the recommendations of the Committee, but independently considered and applied the criteria used by the Committee in making such recommendations. The Committee believes that past grants of options have focused the Company's senior management on building profitability and stockholder value.

STOCK PURCHASE OPTIONS

     In 1993, the Company adopted a program to encourage senior executives of the Company to become stockholders of the Company, thereby more closely aligning the interests of such executives with those of the Company's other stockholders. Under this program, which is currently being implemented under the Plan, the Company has established target levels of stock ownership for the various levels of senior executives. Under certain circumstances, upon the purchase of shares of the Company's Common Stock, the executive will automatically receive an option to purchase one share of Common Stock for each share purchased until he reaches the target level of ownership. After the target level is reached, the executive will be entitled to receive two options for each share of Common stock so purchased.

CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer of the Company serves under employment agreements with the Company and two of its subsidiaries (more fully described under the caption "Employment and other Agreements" below) which, when taken together, establish a minimum base salary, which can be increased at the discretion of the Board of Directors. The Committee reviews and recommends to the Board of Directors adjustments to the base salary of the Chief Executive Officer of the Company, if appropriate, based upon its subjective evaluation of competitive compensation data, his broad responsibilities as Chairman, Chief Executive Officer and President of the Company and President and Chief Executive Officer of such subsidiaries, its assessment of his past performance and its expectation of the importance of his future contributions.

     In 1994, the Chief Executive Officer received the minimum base salary required under his employment agreements. The Committee retained an outside advisor who, at the request of the Committee, conducted a study of the compensation received by the chief executive officers of twenty-two insurance companies and six companies providing managed care services. The group of companies differs from the groups of companies reflected in the graph set forth under the caption "Stock Price Performance Graph" and are, in many cases, larger in asset size than the Company or engaged in dissimilar operations or lines of business; however it was determined that the responsibilities of the Company's Chief Executive Officer are at least comparable to those of the chief executive officers of the insurance and managed care companies studied. Based upon this study and certain assumptions, this advisor determined, among other things, that, from a competitive pay perspective, the compensation opportunities under the Chief Executive Officer's current compensation package (without considering the loan provided to the Chief Executive Officer pursuant to his employment agreements)appeared reasonable and appropriate.

     Based on the study and its evaluation of the Company's performance and prospects, as well as the responsibilities and performance of the Chief Executive Officer, the Committee concluded that, aside from purely competitive considerations, a number of internal considerations supported the level of compensation received by the Chief Executive Officer, including: the critical importance of the Chief Executive Officer to the Company's future success; the breadth of his responsibilities; and the Company's strong stockholder returns and generally optimistic profit potential.

     For purposes of the annual bonus pool described above, the Chief Executive Officer's personal objective was to have the Company achieve a substantial increase in its net income per share. The Company's net income per share on a fully diluted basis increased from $1.26 in 1993 to $1.58 in 1994. The bonus received by the Chief Executive Officer as a participant in the pool reflects the degree to which the Company's increase in net income per share exceeded the minimum goal established as his personal objective.

     In 1994, the Chief Executive Officer received options to purchase an aggregate of 42,657 shares of the Company's Common Stock pursuant to the Stock Purchase Option Program described above under the caption "Stock Purchase Options".

MILLION DOLLAR DEDUCTION LIMITATION

     Internal Revenue Code amendments adopted in 1993 impose a limit on the tax deduction for certain executive compensation payments, beginning in 1994. Such amendments limit the deductibility for federal income tax purposes of annual compensation paid by the Company to its Chief Executive Officer and the four other highest paid executives for amounts greater than $1 million unless certain conditions are met. The Company believes that its cash salary and bonus programs will not qualify for the exception to this limit for "performance based" compensation. However, only one of the Company's executives is currently receiving cash compensation above the $1 million limit.

CONSULTANTS

     As it has from time to time, the Compensation Committee has retained an outside consulting firm to work for the Committee, with the assistance and cooperation of management, to identify opportunities to further strengthen the effectiveness of the executive compensation program in support of stockholder interests.

                                          COMPENSATION COMMITTEE

                                               KARL HEINZ-KLAESER
                                               MICHAEL A. CAVATAIO
                                               RICHARD R. HALDEMAN
                                               R. RICHARD BASTIAN, III
                                               ROBERT F. NAUERT (non-voting
                                               member)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Robert F. Nauert, an officer of the Company, is a non-voting member of the Compensation Committee. Mr. Cavataio was entitled to receive $100,000 from the Company in 1994 as compensation for investment advisory services performed for the Company and its subsidiaries. Mr. Haldeman is a partner in the law firm of Haldeman & Associates which received $10,947 for legal services rendered to the Company and its subsidiaries in 1994.

                             EXECUTIVE COMPENSATION

     The table below sets forth certain information concerning compensation received for services in all capacities to the Company or its subsidiaries for the fiscal years ended December 31, 1994, 1993 and 1992, of those persons (the "Named Officers"), who were, at December 31, 1994 (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                                                                          ------------
                                                                             AWARDS
                                                                          ------------
                                             ANNUAL COMPENSATION           SECURITIES
         NAME AND PRINCIPAL             ------------------------------     UNDERLYING        ALL OTHER
              POSITION                  YEAR      SALARY      BONUS(1)      OPTIONS       COMPENSATION(2)
         ------------------             ----    ----------    --------    ------------    ---------------
Peter W. Nauert,                        1994    $1,000,000    $300,000     42,657             $11,372
  Chairman of the Board,                1993       875,000     169,534     90,000              11,253
  Chief Executive Officer               1992       878,200     419,534       -0-                6,783
  and President
Charles R. Scheper,                     1994       275,000      84,028     65,362              10,536
  Senior Executive                      1993       225,000      87,218       -0-               10,462
  Vice President                        1992       175,000      88,718       -0-                5,851

Thomas J. Brophy,                       1994       243,750      35,100     45,737              87,331
  Executive Vice President(3)           1993        37,500      48,349       -0-                  300

Ernest T. Giambra, Jr.                  1994       237,500      34,200       50,910             5,903
  Executive Vice President(4)           1993       119,318      63,367          -0-               392

Anthony J. Pino,                        1994       253,936      72,200       22,171            55,182
  Executive Vice President              1993       212,500      33,463          -0-             8,471
                                        1992       175,618      43,392       25,000             1,408

---------------------------

(1) The bonus amounts are payable pursuant to the Employee Bonus Program described above under the caption "Compensation Committee Report on Executive Compensation".

(2) Amounts of All Other Compensation consist of (i) amounts contributed or accrued for fiscal 1994, 1993 and 1992 under the Company's Employee Savings and Stock Ownership Plan for Mr. Nauert ($10,077, $10,029 and $6,087), Mr. Scheper ($10,077, $10,029 and $5,443), Mr. Pino ($10,077, $7,513 and
    $1,000); and in fiscal 1994 for Mr. Giambra ($5,120); (ii) payments for group term life insurance made by the Company in fiscal 1994, 1993 and 1992 for Mr. Nauert ($1,295, $1,224 and $696), Mr. Scheper ($459, $433 and $408),
    Mr. Pino ($609, $740 and $408); and in fiscal 1994 and 1993 for Mr. Brophy ($2,025 and $300) and Mr. Giambra ($783 and $392); and (iii) relocation expenses paid by the Company in fiscal 1994 for Mr. Brophy ($85,306) and Mr. Pino ($44,496).

(3) Mr. Brophy joined the Company in November, 1993.

(4) Mr. Giambra joined the Company in June, 1993.

     The following tables summarize option grants during the fiscal year ended December 31, 1994, to the Named Officers and the value of the options held by such persons at the end of such fiscal year. None of the Named Officers exercised any stock options during the fiscal year ended December 31, 1994. The Company does not maintain any pension plans or any supplementary pension award plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                              -----------------------------------------------------     ANNUAL RATES OF STOCK
                              NUMBER OF    PERCENTAGE OF                                 PRICE APPRECIATION
                              SECURITIES   TOTAL OPTIONS                                         FOR
                              UNDERLYING    GRANTED TO     EXERCISE OR                       OPTION TERM
                               OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION     ---------------------
            NAME               GRANTED      FISCAL YEAR    (PER SHARE)    DATE(1)          5%          10%
            ----              ----------   -------------   -----------   ----------     --------     --------
Peter W. Nauert.............    33,333         45.59%        $ 9.90        11/2/99      $ 52,899     $153,165
                                 9,312         13.85           9.00        11/2/04        52,706      133,571
                                    12           .017          9.00        12/9/04            78          188

Charles R. Scheper..........    15,000         22.31          11.375        5/2/04        76,770      223,305
                                25,000         37.19          11.375        5/2/04       127,950      372,175
                                 5,362          7.97           9.00        11/2/04        30,140       76,382
                                20,000         29.75           9.00        12/9/04       119,480      302,820

Thomas J. Brophy............    25,000         37.19          11.375        5/2/04       127,950      372,175
                                   737          1.09           9.00        11/2/04         4,171       10,572
                                20,000         29.75           9.50        12/9/04       119,480      302,820

Ernest T. Giambra, Jr. .....    25,000         37.19           8.875        5/2/04       190,750      434,675
                                 5,910          8.79           9.00        11/2/04        33,451       84,773
                                20,000         29.75           9.50        12/9/04       119,480      302,820

Anthony J. Pino.............     2,171          3.23           9.00        11/2/04        12,288       31,141
                                20,000         29.75           9.50        12/9/97       119,480      302,820

---------------------------

(1) The options terminate at the earlier of ten years from the date of grant or one year from date of termination of employment with the Company except for the 33,333 incentive options granted to Mr. Nauert which terminate at the earlier of five years from the date of grant or one year from date of termination of employment.

                       OPTION VALUES AT DECEMBER 31, 1994

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                      OPTIONS AT                   IN-THE-MONEY OPTIONS
                                                   DECEMBER 31, 1994              AT DECEMBER 31, 1994(1)
                                             -----------------------------     -----------------------------
                   NAME                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                   ----                      -----------     -------------     -----------     -------------
Peter W. Nauert............................    115,000          42,657          $ 402,500         $   -0-
Charles R. Scheper.........................     41,000          44,362             56,000          14,000
Thomas J. Brophy...........................        -0-          45,737                -0-             -0-
Ernest T. Giambra, Jr. ....................      50,00          45,910                625           2,500
Anthony J. Pino............................     10,000          37,171             17,500          26,250

---------------------------

(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on that date ($9.00).

DIRECTORS' COMPENSATION

     Directors of the Company currently receive fees of $25,000 per year. Directors who are not employees of the Company who are chairmen of the Company's Executive, Investment, Audit and Compensation Committees receive additional fees of $25,000 per year. All Directors are reimbursed for travel expenses. Mr. Cavataio also was entitled to receive $100,000 from the Company in 1994 as compensation for investment advisory services provided to the Company and its subsidiaries. Mr. Haldeman is a partner in the law firm of

Haldeman & Associates which received $10,947 for legal services rendered to the Company and its subsidiaries in 1994.

     Pursuant to the Company's 1994 Omnibus Stock Incentive Program (the "Plan"), each Director elected after the adoption of the Plan by the stockholders on May 26, 1994 is entitled, upon initial election to the Board, to receive options to purchase 25,000 shares of Common Stock of the Company at an exercise price equal to 100% of the fair market value of such stock on the date of grant. Since that date, Messrs. Scheper, Bastian, Brophy and Hulbert have been granted such options. In addition, subject to approval of the proposed Amendment to the Plan referred to below under the caption "Proposal to Approve Amendment to the 1994 Omnibus Stock Incentive Program", each member of the Option Committee is entitled to receive an option to purchase 8,000 shares of Common Stock of the Company at an exercise price equal to 100% of the fair market value of such stock on the date of grant. Subject to stockholder approval of such Amendment, Messrs. Cavataio, Keefe and Haldeman have been granted such options.

     The Company has adopted a compensation deferral plan (the "Deferral Plan") for members of the Board of Directors. The Deferral Plan was established in order to encourage the attraction and retention of qualified Directors by allowing Directors to irrevocably elect deferral of payment of a certain portion of the compensation they receive as Directors. The Deferral Plan provides benefits at retirement, disability or death for Directors who elect to defer payments under the Deferral Plan. The Deferral Plan permits Directors to elect investment options at the same time deferrals are elected. Under the Deferral Plan, the Company makes an unsecured promise to pay deferred amounts together with investment gains and losses, at a future time. The deferred amounts are not funded as with a pension or profit sharing plan. However, under the Deferral Plan a trust has been established with respect to the amounts allocated to the Deferral Plan.

EMPLOYMENT AND OTHER AGREEMENTS

     Mr. Nauert serves as Chairman and Chief Executive Officer of the Company and its subsidiaries under an employment agreement which, unless earlier terminated by either the Company or Mr. Nauert, will be automatically renewed on December 31, 1996 and every three years thereafter. Under this agreement, Mr. Nauert is paid an annual salary of $600,000, which amount may be increased at the discretion of the Board of Directors, and an annual bonus as determined by the Compensation Committee of the Board of Directors, based upon achieving the Company's performance standards which are established by such Committee. In addition, pursuant to this agreement the Company extended to Mr. Nauert a three year term loan in the amount of $1,300,000 which accrues interest at an annual rate of 3.71%. Up to 50% of the principal amount of this loan may be forgiven if the following goals are achieved. If the Company has aggregate fully diluted net income per common share of $4.50 during the period from January 1, 1994 to December 31, 1996, then $325,000 in principal amount of the loan shall be forgiven. If, during this same period, the Company has aggregate fully diluted net income per common share in excess of $4.50, then, in addition to the $325,000 previously forgiven, an amount of the loan equal to the amount by which net income per common share exceeds $4.50, divided by $3.00 and multiplied by $975,000 shall be forgiven, provided that in no event shall more than $650,000 of the loan be forgiven. The employment agreement is terminable by the Company with or without cause. In the event of termination with cause, the agreement provides that Mr. Nauert will receive his then current salary through the date of termination. In the event of termination by the Company without cause or termination by Mr. Nauert for good reason, Mr. Nauert will receive the present value, discounted at an annual rate of 8%, of twenty-four months of his salary at the level payable at the date of such termination. In the event Mr. Nauert's employment is terminated by the Company without cause or by Mr. Nauert for good reason within two years following a change in control of the Company, and in lieu of the termination payments described above, the Company will pay Mr. Nauert an amount equal to three times his annual salary at the date of such termination. Any payment to be received by Mr. Nauert upon a change of control of the Company or the termination of Mr. Nauert's employment will be subject to increase if such payment is subject to Excise Tax under Section 4999 of the Internal Revenue Code. Pursuant to the employment agreement, Mr. Nauert agreed not to compete with the Company for a period of twelve months after the termination of his employment unless he is terminated without cause or there has been a change in control of the Company prior to such termination. Mr. Nauert has agreed that during the term of his employment he will retain, directly or indirectly, ownership of not less than one million shares of Common Stock of the Company. In addition, Mr. Nauert has agreed that until his employment is terminated and so long as the market price of the Common Stock of the Company is less than $12 per share, he will not sell or transfer his shares of Common Stock (other than transfers to family members) without first offering such shares to the Company.

     Mr. Nauert also serves as Chairman and Chief Executive Officer of Design Benefit Plans, Inc. and Chairman and President of Direct Financial Services, Inc., two subsidiaries of the Company, and is party to three-year employment agreements which commenced on January 1, 1991, continued until December 31, 1994 and continue for successive three year periods thereafter, until terminated by either the Company or Mr. Nauert with each of these subsidiaries. The agreements contain substantially the same terms as the employment agreement between Mr. Nauert and the Company, except that Mr. Nauert's annual salaries under the employment agreements with the Company's subsidiaries are not less than $250,000 and $150,000, respectively, and Mr. Nauert has not been extended any loans under those agreements. Also, the employment agreements with such subsidiaries provide that, subject to the approval of the Company's Compensation Committee, Mr. Nauert is entitled to a bonus from each such subsidiary equal to ten percent of such subsidiary's annual net income. However, pursuant to Mr. Nauert's employment agreement with the Company, Mr. Nauert has waived his right to these bonuses.

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Wilshire 5000 index and the Wilshire Insurance index for the period of five fiscal years commencing December 31, 1989 and ending December 31, 1994. This graph assumes $100 was invested on December 31, 1989 and that all dividends were reinvested.

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              FIVE YEAR CUMULATIVE
                                 TOTAL RETURNS

                                  PIONEER FI-
      MEASUREMENT PERIOD         NANCIAL SER-    WILSHIRE 5000   WILSHIRE IN-
    (FISCAL YEAR COVERED)         VICES, INC.        INDEX       SURANCE INDEX
1989                                       100             100             100
1990                                        36              94              87
1991                                        36             126             115
1992                                        28             137             143
1993                                        81             153             151
1994                                        53             153             148

CERTAIN TRANSACTIONS

     The law firm of Haldeman & Associates performed services on behalf of the Company during 1994. Mr. Haldeman, a Director of the Company, is a partner of Haldeman & Associates. In 1994, the Company paid Haldeman & Associates a total of $10,947 for legal services rendered to the Company and its subsidiaries. Also, during 1994 Haldeman & Associates paid the Company $20,400 in connection with a lease for office space and furniture. The Company believes that the amounts charged by the Company in connection with the lease of office space are on terms no less favorable to the Company than it could have obtained from unaffiliated parties.

     In 1994, the Company paid a transportation company owned by Mr. Nauert a total of $16,333 on a per use basis, for transportation of employees and agents. Mr. Nauert sold the transportation company in July, 1994. The Company believes that the rates charged to the Company were the same as those charged to unaffiliated third parties.

     In 1994, certain of the Company's marketing subsidiaries paid rent of approximately $95,309 and parking fees of approximately $11,730 to a partnership in which Mr. Nauert owns a 50% interest. The Company believes that the rates charged to the Company's subsidiaries were the same as those charged to unaffiliated third parties.

     In 1994, Mr. Cavataio, a Director of the Company, was engaged by the Company as an investment advisor to help manage the Company's investment portfolio. Pursuant to this arrangement, Mr. Cavataio was entitled to receive compensation of $100,000 in 1994.

     Any future transactions between the Company and its officers, directors, principal stockholders or the affiliates of any of them will be on negotiated terms no less favorable to the Company than could be obtained from unaffiliated parties.

                      PROPOSAL TO APPROVE AMENDMENT TO THE
                      1994 OMNIBUS STOCK INCENTIVE PROGRAM

     The Board of Directors is proposing for stockholder approval an amendment (the "Amendment") to the Company's 1994 Omnibus Stock Incentive Program (the "Plan"). The Plan was adopted by the Board of Directors of the Company in 1994 and approved by the stockholders in the same year. The purpose of the Plan is to enable the Company to offer officers and other key employees of the Company and its subsidiaries performance-based incentives and other equity interests in the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interests between such employees and the Company's stockholders. The Board of Directors has now amended the Plan, subject to stockholder approval, (a) to change the class of eligible participants to include non-employee directors who are not members of the committee (the "Committee") appointed to administer the Plan, and (b) to provide for the grant to each Director who serves on the Committee, upon his initial appointment as a member of the Committee, an immediately exercisable stock option for 8,000 shares of the Company's Common Stock with an exercise price equal to 100% of the fair market value on the date of grant.

     The Company believes that the proposed amendment will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer stock incentive to attract and keep management employees and non-employee directors.

ELIGIBILITY FOR PARTICIPATION

     Prior to the proposed amendment, officers and other key employees of the Company or any of its subsidiaries were eligible to participate in the Plan. The proposed amendment would add non-employee Directors of the Company who are not members of the Committee as an eligible class of participants.

GRANT OF OPTIONS TO MEMBERS OF COMMITTEE

     Subject to stockholder approval of the Amendment, Messrs. Cavataio, Keefe and Haldeman, the members of the Committee, have been granted immediately exercisable options to purchase 8,000 shares of the Company's Common Stock with an exercise price equal to 100% of the fair market value on the date of grant ($9 per share).

STOCK PURCHASE OPTIONS

     In 1993, the Company adopted a program to encourage senior executives of the Company to become stockholders of the Company thereby more closely aligning the interests of such executives with those of the other Company stockholders. Under the program, which is implemented under the Plan, the Company has established target levels of stock ownership for the various levels of senior officers. Until the officer reaches the target level of ownership, the Company will grant the officer an option to purchase one share of Common Stock for each share the officer purchases on the open market. After the target level is reached, options for two shares of Common Stock are granted for each share which is so purchased. If the Amendment is approved by the stockholders, non-employee Directors who are not members of the Committee would be eligible to participate in such program. Subject to stockholder approval of the Amendment, the Committee has established $25,000 as the target level for non-employee Directors.

OTHER INFORMATION

     The closing price of the Common Stock reported on the New York Stock Exchange-Composite Transactions on March 29, 1995 was $10.625 per share.

     The affirmative vote of the holders of a majority of the voting power of all shares represented at the meeting is required for approval of the Plan. Abstentions will count as a vote against the proposal, and broker non-votes will have no effect on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1994 OMNIBUS STOCK INCENTIVE PROGRAM.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the year ended December 31, 1994 were audited by Ernst & Young LLP, independent auditors. Ernst & Young LLP has been engaged as the Company's independent auditors for fiscal year 1995. Representatives of Ernst & Young LLP are expected to attend the annual meeting to make an appropriate statement if they desire and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Stockholder proposals intended to be presented at the next annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to such meeting no later than December 1, 1995.

                                 OTHER MATTERS

     The Company is not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by regular employees of the Company.

                           TREATMENT OF CERTAIN VOTES

     Each stockholder is entitled to one vote on each proposal per share of Common Stock held as of the record date. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. If an individual has signed a proxy card but failed to indicate a vote "for," "against" or "abstaining" from a particular proposal, such proxy will be voted in favor of management with respect to such proposal or in accordance with the discretion granted to the proxies.

By order of the Board of Directors

                                          VAL RAJIC
                                          Secretary

Schaumburg, Illinois
March 31, 1995


    Please mark                                                                                                   6213
/X/ your votes as in
    this example.

This proxy when  properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted
FOR election of directors and FOR the approval of the Amendment to the 1994 Omnibus Stock Incentive Program.

The Board of Directors recommends a vote FOR election of directors and FOR the approval of the Amendment to the 1994 Omnibus Stock
Incentive Program.

                      FOR    WITHHELD                                                             FOR      AGAINST    ABSTAIN
1. Election of        / /      / /                            2. Approval of the Amendment to     / /        / /        / /
   Directors                                                     the 1994 Omnibus Stock
   (see reverse)                                                 Incentive Program.

For, except vote withheld from the following nominee(s):      3. In their discretion upon such other business as may properly
__________________________________________________________       come before the meeting or any adjournment thereof.

                                                                                                  Change of
                                                                                                  Address/Comments      / /
                                                                                                  on Reverse Side

                                                                 Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                                                                 ___________________________________________________________

                                                                                                                       1995
                                                                 ___________________________________________________________
                                                                 SIGNATURE(S)                                          DATE

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                                                 PIONEER FINANCIAL SERVICES, INC.

                                        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P                                    ANNUAL MEETING TO BE HELD MAY 25, 1995 AT 4:00 P.M. CENTRAL TIME

R        The undersigned hereby appoint(s) Peter W. Nauert and William B. Van Vleet, and each of them, proxies of the undersigned
         (with full power of substitution) to attend the above Annual Meeting and all adjournments thereof (the "Meeting") and
O        there to vote all shares of Common Stock of Pioneer Financial Services, Inc. (the "Company") that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the meeting, including:
X

Y                                                                              COMMENTS: (change of address)
         Election of Class I Directors, Nominees:                          _______________________________________________________
         CLASS I (Term expires 1998)
         Michael A. Cavataio                                               _______________________________________________________
         William B. Van Vleet
         R. Richard Bastian, III                                           _______________________________________________________

                                                                           _______________________________________________________
                                                                           (If you have written in the above space, please mark
                                                                           the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOXES, YOUR
PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN
AND RETURN THIS CARD.
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